Exhibit 99.1

FORM HOLDINGS REPORTS FULL YEAR 2016 RESULTS AND UPDATE ON FIRST QUARTER 2017

Recently Acquired XpresSpa Expected to Add Over $50 Million to 2017 Annual Consolidated Revenue

Conference Call Today at 4:30 p.m.

NEW YORK – March 30, 2017 – FORM Holdings Corp. (Nasdaq: FH), a diversified holding company (“FORM”), today announced financial results for the year ended December 31, 2016, in its Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as an update on the operating results of XpresSpa Holdings LLC ("XpresSpa") and its business segments in the first quarter of 2017.

2016 and Year-to-Date 2017 Operational Highlights

•	XpresSpa
o	Closed XpresSpa acquisition on December 23, 2016
o	XpresSpa generated $43.8 million of revenue in 2016, an increase of 13% from 2015
o	Experienced same-store comparable sales* growth of 12% in the second half of 2016
o	FORM recognized one week of XpresSpa operations for the period following the acquisition beginning on December 23, 2016; revenue of $0.8 million for this period is reflected in FORM’s consolidated financial statements
o	XpresSpa is anticipated to generate 10% same-store comparable sales* growth in 2017 and contribute more than $50 million of annual revenue to FORM’s consolidated operations
o	Management expects store-level contribution margins* to be at 20%
o	Preliminary first quarter revenues are approximately $10.6 - 10.9 million
•	Group Mobile
o	Group Mobile generated $6.7 million in revenue in 2016, an increase of 26% from 2015
o	Transitioned from reseller to full-service solutions provider with a new leadership team
o	Group Mobile generated $12.1 million in bookings and committed orders* in 2016, an increase of 128% from 2015
o	Group Mobile expects to generate in excess of $20 million of revenues in 2017
o	Management expects Group Mobile to be profitable for 2017
o	Preliminary first quarter revenues are approximately $3.4 - 3.7 million
•	Intellectual Property
o	Recognized $11.2 million of licensing revenue in 2016
o	Completed assignment of majority of FORM’s telecom patent portfolio to Nokia Corporation
o	Continue to pursue licensing efforts with remaining intellectual property assets in order to maximize return on investment

*Same-store comparable sales, store-level contribution margin and bookings and customer commitments are Non-GAAP financial measures; see "Use of Non-GAAP Financial Measures" below.

“2016 was a transformative year for FORM as we repositioned the company and established a growth-oriented platform that we expect will drive shareholder value into the future,” said Andrew D. Perlman, FORM’s Chief Executive Officer. “The year concluded with our acquisition of XpresSpa, providing entry into the growing travel, health, and wellness markets. Our efforts with XpresSpa are focused on improving recruiting and retention of talented technichians and therapists to keep up with consumer demand, increasing operational efficiencies and accelerating the growth of the XpresSpa brand and store footprint.”

“We have also taken strategic actions to position our Group Mobile business for continued growth in 2017. Our February 2017 acquisition of Excalibur Integrated Systems creates a national footprint, and brings additional customers and a higher-margin services component to the business. These enhancements to Group Mobile’s offerings position the company as a more important and valuable partner to its customers.”

“Moving forward we intend to focus on our core assets in XpresSpa and Group Mobile as we look to monetize or create strategic alternatives for all non-core assets,” Mr. Perlman continued.

2017 Outlook

“Based on our strategic actions, operational results and capital structure, we believe that we have a solid foundation and momentum to achieve growth in 2017,” Mr. Perlman continued. “We intend to grow XpresSpa’s revenue to over $50 million through a combination of same-store comparable sales increases and the addition of locations in 2017. We remain comfortable with our previously issued guidance of approximately 10% same-store comparable sales growth in 2017.”

Mr. Perlman concluded, “Regarding our other segments, we are giving Group Mobile a revenue target in excess of $20 million in 2017. This will be achieved by adding new products, exploring new distribution verticals, such as military and government, and increasing the sales team’s geographic coverage.”

“Our intellectual property strategy will continue to progress with the intent of monetizing our existing portfolio of intellectual property using strategies that eliminate risk and maximize return.”

Segment Operating Results

XpresSpa

XpresSpa, the Company’s largest operating segment, provides air travelers with premium health and wellness services, as well as a branded line of exclusive luxury travel products and accessories at its 53 locations across 22 major airports in the United States, Amsterdam and Dubai.

Following the closing of the acquisition on December 23, 2016, in fiscal year 2016, FORM recognized $0.8 million of XpresSpa revenue for the seven-day period prior to year-end. For the full year 2016, XpresSpa generated $43.8 million of revenue, representing a 13% increase as compared to 2015, and largely driven by an increase in same-store comparable sales in the second half of 2016.

Management estimates segment-level preliminary first quarter revenues of $10.6 – 10.9 million. Importantly, XpresSpa’s business experiences seasonality that is tied to variations in enplanements. This year the seasonality is exaggerated by the later Easter holiday this year versus last, which the company estimates will shift approximately $0.5 million of revenues from the first quarter to the second quarter. On an average basis over the past two years, the first quarter typically represents approximately 21% of annual revenues, the second quarter 26%, the third quarter 27%, and the fourth quarter 26%.

XpresSpa recently opened its fifth location at New York’s JFK International Airport, and anticipates opening two locations this spring at Phoenix’s Sky Harbor International Airport and one this fall at Charlotte’s Douglas Airport.

Group Mobile

For the full year 2016, Group Mobile generated $6.7 million of revenue. Bookings and customer commitments in the fourth quarter were $6.4 million (and $12.1 million for full 2016), an increase of more than 450% compared to the fourth quarter of 2015, which is expected to be recognized as revenue during 2017.

Similar to other technology solutions providers, Group Mobile’s business is impacted by seasonality. The historical seasonal cadence of Group Mobile’s sales progression throughout the year is typically as follows: the first quarter typically represents approximately 19% of annual revenue, the second quarter 37%, the third quarter 26%, and the fourth quarter 18%.

FORM anticipates Group Mobile to be profitable for 2017, supported by management’s full year 2017 segment forecast calling for revenues to exceed $20 million and a gross margin of at least 15%. These estimates suggest an increase in annual revenues of approximately 200% and an expansion of gross margins by approximately 300 basis points, to 15%.

FLI Charge

In 2016, FLI Charge launched its consumer product line and generated approximately $0.3 million of revenue. In addition, FLI Charge has expanded its e-commerce presence through online partnerships. FLI Charge continues to expand the availability of its consumer products through online and direct-to-consumer channels. FORM is currently exploring strategic alternatives for FLI Charge to maximize shareholders value, including alternative financing sources.

Intellectual Property

FORM’s Intellectual Property segment generated $11.2 million from licensing during 2016. On December 5, 2016, FORM assigned the majority of its telecom patent portfolio back to Nokia.

Balance Sheet & Cash Flows

FORM’s capital structure remains sound, with current assets of $23.5 million, a cash balance of $17.9 million as of December 31, 2016, and $6.5 million of long-term debt assumed as part of the XpresSpa acquisition. In 2017, FORM plans to reduce its general and administrative expenses and improve its cash flow through extracting synergies from its acquisitions, mainly in corporate functions. FORM also expects to realize improved cash flow due to expected revenue growth and the resultant leverage of its fixed cost base as it incurs capital expenditures in 2017 related to planned store openings, the remodeling of certain existing stores, and strategic technology enhancements. These investments will provide the foundation for an expansion of operating margins as FORM realizes scale.

Full Year Results

For fiscal 2016, FORM reported consolidated revenue of $19.0 million, a decrease of 16% versus the prior year. The decrease was primarily the result of a $10.6 million year-over-year decrease in revenue from FORM’s intellectual property segment due to a one-time payment associated with a license and settlement agreement in December 2015, partially offset by the positive impact of the acquisitions of Group Mobile and FLI Charge in October 2015 and XpresSpa in December 2016.

Total operating expenses for fiscal 2016 were $41.4 million compared to $33.0 million last year due to $11.9 million of impairment charges recorded in the second quarter of 2016, a $5.7 million increase in cost of goods sold as a result of the acquisitions and higher merger integration and acquisition costs, which were $1.4 million in 2016 and $0.2 million in 2015. This was partially offset by a $12.3 million decrease in legal and patent litigation expenses as part of the intellectual property costs, to $6.3 million from $18.6 million in 2015, and a $2.5 million decrease in stock-based compensation expenses resulting from equity awards becoming fully vested in 2015, as well as lower insurance, accounting and audit fees.

Conference Call Information

FORM will host a conference call and audio webcast today, March 30, 2017, at 4:30 p.m. EST, to discuss financial results for the fourth quarter and full year of fiscal 2016.

Join the Conference Call via Webcast

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Join the Conference Call via Assisted Dial-In

To access the conference call by telephone, interested parties should dial (888) 428-7458 (U.S and Canada dial-in) or (862) 255-5400 (Toll) (For international dial-in) and reference FORM Holdings.

About FORM Holdings Corp.

FORM Holdings Corp. (Nasdaq: FH) is a publicly held diversified holding company that specializes in identifying, investing in and developing companies with superior growth potential.  FORM's current holdings include XpresSpa, Group Mobile, FLI Charge, Infomedia and intellectual property assets.  XpresSpa is the world's largest airport spa company with 53 locations across 22 major airports. Group Mobile is a provider of rugged, mobile and field-use computing products, serving customers worldwide. FLI Charge designs, develops, licenses, manufactures and markets wireless conductive power and charging solutions. Infomedia is a leading provider of customer relationship management and monetization technologies to mobile carriers and device manufacturers. FORM Holdings' intellectual property division is engaged in the development and monetization of intellectual property. To learn more about FORM Holdings Corp., visit: www.FORMHoldings.com.

Use of Non-GAAP Financial Measures

XpresSpa uses GAAP and non-GAAP measurements to assess the trends in its business. Items XpresSpa reviews on an ongoing basis are revenues, Comp Store Sales (which it defines as sales from stores opened longer than a year compared to the same period sales of those stores a year ago), store contribution margins, and number of transactions (which is a way to measure traffic in spas). In addition, XpresSpa monitors stores' performance compared to its model store metrics to ensure that it is consistently opening spas that have the same or similar return dynamics as historical stores. XpresSpa believes the trends exhibited by its business are strong and substantiate its continued investment in additional locations and infrastructure.

The measurement of Comp Store Sales on a daily, weekly, monthly and year-to-date basis provides an additional perspective on XpresSpa’s total sales growth when considering the influence of new unit contribution. A reconciliation between Comp Store Sales, which is a non-GAAP measure commonly used in the retail industry, and total revenue, based on XpresSpa’s full year 2015 and 2016 results (FORM’s financial statements reflect only XpresSpa’s total revenue for the final seven days of 2016, the period from when the merger between FORM and XpresSpa closed and the end of 2016) is presented below:

(In Thousands)	2015	2016
Comp Store Sales	$34,060	$38,943
Non-Comp Store Sales	$4,783	$4,877
Total Revenue	$38,843	$43,820

Group Mobile uses bookings and customer commitments as a non-GAAP measure to assess the health of the business. They represent orders placed and orders committed from the customers, which will be fulfilled in the future. Group Mobile expects to recognize bookings and commitments from customers as revenues throughout 2017.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Statements in this press release regarding the merger between FORM and XpresSpa; XpresSpa's projected revenue, the ability to raise capital to fund operations and business plan; the continued listing of FORM's securities on the Nasdaq Capital Market; market acceptance of FORM products; the collective ability to protect intellectual property rights; competition from other providers and products; FORM's management and board of directors after the merger; and any other statements about FORM's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: FORM's inability to maintain the listing of its securities on the Nasdaq Capital Market; the potential lack of market acceptance of FORM's products; FORM's inability to monetize and recoup FORM's investment with respect to assets and other businesses that that were acquired or will be acquired in the future; general economic conditions and level of information technology and consumer electronics spending; unexpected trends in the mobile phone and telecom computing industries; the potential loss of one or more of FORM's significant Original Equipment Manufacturer (“OEM”) suppliers, the potential lack of market acceptance of FORM's products; market acceptance, quality, pricing, availability and useful life of FORM's products and services, as well as the mix of FORM's products and services sold; potential competition from other providers and products; FORM's inability to license and monetize FORM's patents, including the outcome of litigation; FORM's inability to develop and introduce new products and/or develop new intellectual property; FORM's inability to protect FORM's intellectual property rights; new legislation, regulations or court rulings related to enforcing patents, that could harm FORM's business and operating results; FORM's inability to retain key members of its management team; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including FORM's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 30, 2017. FORM expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

FORM Holdings

212-309-7549

info@FORMHoldings.com